Exhibit (o)

POWER OF ATTORNEY

FQF TRUST, a Delaware business trust (the “Trust”), and each of its undersigned officer(s) and trustees hereby nominates, constitutes and appoints Stacy L. Fuller, Ronald C. Martin, Jr., Kelly Muschett, Corey F. Rose and Robert J. Rhatigan (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, FQF TRUST has caused this power of attorney to be executed in its name by its President and the undersigned officers and trustees have hereunto set their hands and seals at Boston, Massachusetts this 25th day of May, 2017.

FQF TRUST

By:	/s/ William H. DeRoche
Name:	William DeRoche
Title:	President

Signature	Title

/s/ Peter A. Ambrosini	Trustee
Peter A. Ambrosini

/s/ Joseph A. Franco	Trustee
Joseph A. Franco

/s/ Ronald C. Martin, Jr	Trustee
Ronald C. Martin, Jr.

/s/ Richard S. Robie III	Trustee
Richard S. Robie III